SCHEDULE 14A

(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, For Use
of the Commission Only
(As Permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

CALLISTO PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

CALLISTO PHARMACEUTICALS, INC.
NOTICE OF SPECIAL MEETING
AND
PROXY STATEMENT

May 18, 2006
at 11:00 a.m.

CALLISTO PHARMACEUTICALS, INC.
420 LEXINGTON AVENUE, SUITE 1609
NEW YORK, NEW YORK 10170

April 18, 2006

Dear Stockholder:

You are invited to attend a Special Meeting of Stockholders (the "Meeting") of Callisto Pharmaceuticals, Inc., to be held at our offices located at 420 Lexington Avenue, Suite 1609, New York, New York on Thursday, May 18, 2006, at 11:00 am local time. Details of the business to be conducted at the Meeting are provided in the attached Notice of Special Meeting and Proxy Statement.

Whether or not you plan to attend the Meeting, it is important that your shares be represented and voted at the Meeting. Therefore, I urge you to vote your shares as soon as possible. Instructions in the proxy card will tell you how to vote over the Internet, by telephone, or by returning your proxy card by mail. The proxy statement explains more about proxy voting. Please read it carefully.

I look forward to meeting those of you who will be able to attend the Meeting, and I appreciate your continued support of our company.

Sincerely,

/s/ Gabriele M. Cerrone

Gabriele M. Cerrone Chairman of the Board of Directors

CALLISTO PHARMACEUTICALS, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 18, 2006

To our Stockholders:

A Special Meeting of our Stockholders (the "Meeting") will be held at our offices located at 420 Lexington Avenue, Suite 1609, New York, New York, on Thursday, May 18, 2006, beginning at 11:00 a.m. local time, to consider the following proposal:

1.
To consider the approval of the potential issuance of up to 20,000,000 shares of our common stock, $.0001 par value (or securities convertible into or exercisable for common stock) at a price below fair market value. (Proposal No. 1);

2.	To consider the approval of the issuance of 75,000 shares of our restricted common stock to Dr. Moshe Talpaz pursuant to a consulting agreement between us and Dr. Talpaz. (Proposal No. 2); and

3.	To consider and transact such other business as may properly come before the Meeting and any adjournment or postponement thereof.

BECAUSE OF THE SIGNIFICANCE OF THESE PROPOSALS TO US AND OUR STOCKHOLDERS, IT IS VITAL THAT EVERY SHAREHOLDER VOTES AT THE SPECIAL MEETING IN PERSON OR BY PROXY.

The proposals are fully set forth in the accompanying Proxy Statement, which you are urged to read thoroughly. For the reasons set forth in the Proxy Statement, our Board of Directors recommends a vote "FOR" the proposal. We intend to mail this Proxy Statement, Notice of Special Meeting and Proxy enclosed with this notice on or about April 18, 2006, to all stockholders entitled to vote at the Meeting. If you were a stockholder of record of our common stock (AMEX: KAL) on April 17, 2006, the record date for the Meeting, you are entitled to vote at the meeting and any postponements or adjournments of the meeting. Stockholders are cordially invited to attend the Meeting. However, whether or not you plan to attend the meeting in person, your shares should be represented and voted. After reading the enclosed Proxy Statement, please sign, date, and return promptly the enclosed proxy in the accompanying postpaid envelope we have provided for your convenience to ensure that your shares will be represented. Alternatively, you may wish to provide your response by telephone or electronically through the Internet by following the instructions set out on the enclosed Proxy card. If you do attend the meeting and wish to vote your shares personally, you may revoke your Proxy.

We thank you for your cooperation in returning your proxy as promptly as possible.

By Order of the Board of Directors

Gabriele M. Cerrone Chairman of the Board of Directors

New York, New York
April 18, 2006

IMPORTANT

The return of your signed Proxy as promptly as possible will greatly facilitate arrangements for the Meeting. No postage is required if the Proxy is returned in the envelope enclosed for your convenience and mailed in the United States. If you received a proxy card with a website address and voting codes, we urge you to vote on the Internet at www.votestock.com or telephonically toll-free at 1-866-626-4508 to ensure that your vote is recorded without mail delays. If you vote by telephone or the Internet you do not need to return the proxy card.

Please SIGN, DATE, and RETURN the enclosed Proxy or submit your Proxy by telephone or the Internet immediately whether or not you plan to attend the Meeting. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by our Board of Directors to be voted at the Special Meeting of our stockholders which will be held at our offices located at 420 Lexington Avenue, Suite 1609, New York, New York, on Thursday, May 18, 2006 beginning at 11:00 a.m., and at any postponements or adjournments thereof on.

INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

Q:	What is the purpose of the Special Meeting?

A:
In order to complete the development and commercialization of our current product candidates and to continue to fund our operations at current cash expenditure levels, it will be necessary for us to raise capital, including by the sale of our common stock, or securities convertible into or exercisable or exchangeable for our common stock, sometimes at a discount to the then current market price. Accordingly, at our Special Meeting, stockholders are being to ask to vote upon and approve the potential issuance of up to 20,000,000 shares of our common stock, $.0001 par value (or securities convertible into or exercisable for common stock) for up to an aggregate of $30,000,000 in gross proceeds, at a discount of up to 40% from the market price at the time of issuance. In addition, we are requesting stockholder approval to issue 75,000 shares of our restricted common stock to Dr. Moshe Talpaz pursuant to a consulting agreement between us and Dr. Talpaz.

Q:	Who is entitled to vote at the meeting?

A:
Stockholders of record at the close of business on April 17, 2006, the record date for the meeting, are entitled to receive notice of and to participate in the Meeting. As of that record date, we had outstanding and entitled to vote 37,713,264 shares of common stock. The common stock is the only class of our stock that is outstanding and entitled to vote at the Meeting. If you were a stockholder of record of common stock on that record date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting. Each outstanding share of our common stock will be entitled to one vote on each matter. Stockholders who own shares registered in different names or at different addresses will receive more than one Proxy card. You must sign and return each of the Proxy cards received to ensure that all of the shares owned by you are represented at the Meeting.

Q:	Who can attend the meeting?

A:
Only stockholders as of the record date, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Seating, however, is limited. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 10 a.m., and seating will begin at 10:30 a.m. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Q:	Why are we soliciting proxies?

A:
Because many of our stockholders are unable to personally attend the Special Meeting, our Board of Directors (the "Board" or the "Board of Directors") solicits the enclosed proxy so that each stockholder is given an opportunity to vote. This proxy enables each stockholder to vote on the matters which are scheduled to come before the meeting. When the Proxy is returned properly executed, the stockholder's shares will be voted according to the stockholder's directions. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed Proxy card.

Q:	What constitutes a quorum?

A:
The presence at the meeting, in person or by proxy, of the holders of a majority of the number of shares of common stock issued and on the record date will constitute a quorum permitting the meeting to conduct its business. As noted above, as of the record date, 37,713,264 shares of our common stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of common stock representing at least 18,856,632 votes will be required to establish a quorum. If you submit a properly executed proxy card, even if you abstain from voting or if you withhold your vote with respect to any proposal, you will be considered present for purposes of a quorum and for purposes of determining voting power present. Because abstentions and withheld votes are considered present for purposes of determining voting power, abstentions and withheld votes have the effect of a vote AGAINST a proposal. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), those shares will be considered present for purposes of a quorum but will not be considered present for purposes of determining voting power on that matter.

Q:	How do I vote?

A:	We are offering you four methods of voting.

•	You may indicate your vote on the enclosed proxy card, sign and date the card, and return the card in the enclosed prepaid envelope.

•	You may vote by telephone by calling the toll free number that appears on the enclosed proxy card and following the instructions given.

•	You may vote via the Internet by following the instructions provided on the enclosed proxy card.

•	You may attend the meeting and vote in person.

All shares entitled to vote and represented by a properly completed and executed proxy received before the meeting and not revoked will be voted at the meeting as you instruct in a proxy delivered before the meeting. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed and executed proxy will be voted as the Board of Directors recommends on each of the enumerated proposals and with regard to any other matters that may be properly presented at the meeting and all matters incident to the conduct of the meeting. If you are a registered stockholder and attend the meeting, you may deliver your completed Proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Q:	Can I vote by telephone or electronically?

A:
If you are a registered stockholder (that is, if you hold your stock in certificate form), you may vote by telephone, or electronically through the Internet, by following the instructions included with your Proxy card. If your shares are held in "street name," please check your Proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically. Please follow the voting instructions on the enclosed proxy card.

The deadline for voting by telephone or electronically is 5:00 p.m. (Eastern Daylight Time) on May 17, 2006.

Q:	Can I change my vote after I return my Proxy card?

A:
A Proxy may be revoked by giving our Secretary written notice of revocation at any time before the voting of the shares represented by the Proxy. A stockholder who attends the meeting may revoke a Proxy at the meeting. Attendance at the meeting will not, by itself, revoke a Proxy.

Q:	What are the Board's recommendations?

A:
Unless you give other instructions on your Proxy card, the persons named as proxy holders on the Proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

•
for the potential issuance of up to 20,000,000 shares of our common stock, $.0001 par value (or securities convertible into or exercisable for common stock), at a price below fair market value; (see page 5).

•	for the issuance of 75,000 shares of our restricted common stock, $.0001 par value, to Dr. Moshe Talpaz pursuant to a consulting agreement between us and Dr. Talpaz. (see page 6).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

Q:	What vote is required to approve the matter to be voted upon at the special meeting?

A:
The potential issuance of up to 20,000,000 shares of our common stock, $.0001 par value (or securities convertible into or exercisable for common stock), at a price below fair market value may be approved by the vote of a majority of votes represented by shares present in person or by proxy and entitled to vote at the special meeting.

The issuance of 75,000 shares of our restricted common stock, $.0001 par value, to Dr. Moshe Talpaz pursuant to a consulting agreement between us and Dr. Talpaz may be approved by the vote of a majority of votes represented by shares present in person or by proxy and entitled to vote at the special meeting.

PROPOSAL NO. 1

THE POTENTIAL ISSUANCE AND SALE OF UP TO 20 MILLION SHARES OF OUR COMMON STOCK (OR SECURITIES CONVERTIBLE INTO OR EXERCISABLE OR EXCHANGEABLE FOR COMMON STOCK) FOR UP TO AN AGGREGATE OF $30 MILLION GROSS PROCEEDS, AT A DISCOUNT OF UP TO 40% OF THE MARKET PRICE AT THE TIME OF SALE WITHIN A MAXIMUM OF NINETY DAYS FROM THE DATE OF STOCKHOLDER APPROVAL

We are seeking our stockholders' approval, to the extent required by the American Stock Exchange ("AMEX"), to issue and sell up to an aggregate of 20,000,000 shares of our common stock, par value $.0001 (or securities convertible into or exercisable or exchangeable for common stock) for up to an aggregate of $30 million in gross proceeds at up to a 40% discount of the market price at the time of issuance and sale (including, if, at that time, the price is also below book value per share). Under Section 713 of the Listing Standards, Policies and Requirements of the AMEX, the sale, issuance, or potential issuance by a company of common stock (or securities convertible into common stock) equal to 20% or more of presently outstanding stock for less than the greater of book or market value of our stock requires stockholder approval, provided that stockholder approval is not required for a "public offering" as defined by the AMEX. As of April 17, 2006, we had 37,713,264 shares of our common stock outstanding.

Our operations have consumed substantial amounts of cash since inception. We expect to continue to spend substantial amounts to:

•	complete the clinical development of our two lead product candidates, Atiprimod for the treatment of multiple myeloma and advanced carcinoid cancer and L-Annamycin for the treatment of acute leukemia;
•	continue the development of our other product candidates;
•	finance our general and administrative expenses;
•	prepare regulatory approval applications and seek approvals for Atiprimod and L-Annamycin and our other product candidates;
•	license or acquire additional technologies;
•	launch and commercialize our product candidates, if any such product candidates receive regulatory approval; and
•	develop and implement sales, marketing and distribution capabilities.

In 2005, our cash used in operating activities increased significantly over 2004 and we expect that our cash used in operating activities will increase significantly for the next several years. For the year ended December 31, 2005, we used approximately $8,700,000, or approximately $725,000 per month in operating activities, as compared to approximately $4,700,000 and $2,000,000 for the years ended December 31, 2004 and 2003, respectively.

We intend to issue shares of our common stock (or securities convertible into or exercisable or exchangeable for commons stock) in connection with financing our plans to focus primarily on the development of two drugs to treat leukemia, multiple myeloma (an incurable blood cancer that invades and proliferates in bone marrow) and advanced carcinoid tumors. Our lead drug in development for leukemia, L-Annamycin, earlier completed a Phase I/IIa trial in relapsed or refractory acute leukemia patients. On December 1, 2005 we initiated a clinical trial in adult relapsed or refractory acute lymphocytic leukemia patients. Our second drug candidate, Atiprimod, is presently in a Phase I/IIa clinical trial in multiple myeloma patients, and in a Phase I/IIa clinical trial in advanced cancer patients. The drug is an orally available drug with antiproliferative and antiangiogenic activity. Additionally, our plan of research studies include further pre-clinical work on Guanilib, in preclinical development for gastrointestinal inflammation, a drug exploratory program focused on a class of anticancer compounds called Degrasyns, and a monoclonal antibody and vaccine candidate that are being explored as biodefense agents against staphylococcal and streptococcal bioterrorism agents.

We cannot be certain that funding will be available on acceptable terms, or at all. If we issue shares of our common stock (or securities convertible into or exercisable or exchangeable for shares of our common stock), this will have the effect of diluting our existing stockholders' ownership in our company. Further, depending upon the price at which shares might be issued, this may have the effect of depressing the price of shares of our common stock or diluting the book value of common stock per share or earnings (loss) per share. Additional issuances could also reduce the per share amounts available upon our liquidation, if that should occur.

As of the date of this proxy statement, we do not have any plans, commitments, arrangements, understandings or agreements, either oral or written, regarding the issuance of common stock subsequent to stockholder approval of this proposal. In addition, we have not to date conducted any negotiations with respect to a below market placement of our common stock.

The vote required to approve the issuance of our common stock as proposed is a majority of the shares present in person or by proxy and entitled to vote at the Special Meeting. If this proposal is not approved, any issuance requiring such approval will not be made, although further approvals may be sought. If the issuances are approved we do not intend to solicit the further approval of our stockholders for any issuance as to which the required approval remains in effect.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO AUTHORIZE, THE ISSUANCE AND SALE OF UP TO 20 MILLION SHARES OF OUR COMMON STOCK (OR SECURITIES CONVERTIBLE INTO OR EXERCISABLE OR EXCHANGEABLE FOR COMMON STOCK) FOR UP TO AN AGGREGATE OF $30 MILLION IN GROSS PROCEEDS, AT A DISCOUNT OF UP TO 40% OF THE MARKET PRICE AT THE TIME OF SALE WITHIN A MAXIMUM OF NINETY DAYS FROM THE DATE OF STOCKHOLDER APPROVAL.

PROPOSAL NO. 2

ISSUANCE OF 75,000 SHARES OF OUR RESTRICTED COMMON STOCK, $.0001 PAR VALUE, TO DR. MOSHE TALPAZ

Under Section 711 of the Listing Standards, Policies and Requirements of the AMEX the establishment of an equity compensation arrangement pursuant to which stock may be acquired by consultants requires stockholder approval.

On January 31, 2006, we entered into a consulting agreement with Dr. Moshe Talpaz which is attached hereto as Exhibit A. We intend to use Dr. Talpaz as a consultant for our Degrasyn drug development program. Pursuant to the terms of the consulting agreement we agreed to issue 75,000 shares of our restricted common stock $.0001 par value to Dr. Talpaz. In addition, pursuant to the consulting agreement, we pay Dr. Talpaz $10,000 per year and we granted 575,000 options to Dr. Talpaz which are exercisable for our common stock at $1.60 per share. Such options vest based on milestones related to the Degrasyn program. The term of the consulting agreement is for the length of time we are developing the Degrasyns platform of compounds in all indications.

On January 10, 2006, we entered into a license agreement with the University of Texas M.D. Anderson Cancer Center whereby we were granted the exclusive right to manufacture, have manufactured, use, import, offer to sell and/or sell anti-cancer compounds called tyrphostins (renamed Degrasyns). Degrasyns are a second-generation class of tyrphostins developed by scientists at the University of Texas M.D. Anderson Cancer Center that have a novel anti-cancer mechanism-of-action that centers on their ability to selectively degrade key proteins that are involved in tumor cell proliferation and survival.

Dr. Talpaz is the chairman of our Scientific Advisory Board and currently is associated with the University of Michigan Comprehensive Cancer Center where he holds the titles of Professor, Internal Medicine, Associate Director, Translational Research and Associate Chief of Hematologic Malignancies. Dr. Talpaz was formerly the Professor of Medicine, David Burton, Jr. Endowed Chair at the M.D. Anderson Cancer Center, Houston, Texas. Dr. Talpaz was formerly Chairman of the Department of Bioimmunotherapy of the M.D. Anderson Cancer Center. Dr. Talpaz has been and continues to be involved in the clinical development of numerous cancer drugs and has been a pioneer in developing currently accepted treatment protocols especially in the leukemia area. Dr. Talpaz is a member of many committees such as the National Comprehensive Cancer Network Guidelines Panel and sits on several editorial and advisory boards, such as Hematology Digest, Bone Marrow Transplantation and Clinical Cancer Research. Dr. Talpaz discovered the use of interferon-a for treating chronic myeloid leukemia (CML) and he was the principal investigator until FDA approval. In addition, Dr. Talpaz has acted as a consultant to Hoffman LaRoche with regards to the FDA approval process for interferon.

We believe that retaining Dr. Talpaz as a consultant with respect to the development of the Degrasyns platform of compounds will be beneficial to our company in terms of accelerating the development of any drugs which derived from Degrasyns. The vote required to approve the issuance of our restricted common stock as proposed is a majority of the shares present in person or by proxy and entitled to vote at the Special Meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ISSUANCE OF 75,000 SHARES OF OUR RESTRICTED COMMON STOCK, $.0001 PAR VALUE, TO DR. MOSHE TALPAZ PURSUANT TO A CONSULTING AGREEMENT BETWEEN THE COMPANY AND DR. TALPAZ

OTHER INFORMATION

Share Ownership by Principal Stockholders and Management

The following table sets forth certain information regarding beneficial ownership of shares of our common stock as of April 17, 2006 by (i) each person know to beneficially own more than 5% of the outstanding common stock, (ii) each of our directors, (iii) the Named Executive Officers and (iv) all directors and executive officers as a group. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable. Unless otherwise indicated, the address of each beneficial owner listed below is c/o Callisto Pharmaceuticals, Inc., 420 Lexington Avenue, Suite 1609, New York, N.Y. 10170.

Shares of Common Stock Name and Address of Beneficial Owner	Beneficially Owned (1)

	NUMBER OF SHARES		PERCENTAGE OF CLASS

Gabriele M. Cerrone	3,214,237	(2)	8.3%
Chairman of the Board

Gary S. Jacob	454,745	(3)	1.2%
Chief Executive Officer, Chief
Scientific Officer and Director

Donald H. Picker	315,370	(4)	*
Executive Vice President, R&D

Daniel S. D’Agostino	16,448		*
Chief Business Officer

Riccardo Dalla-Favera	0
Director

Stephen Carter	28,287	(5)	*
Director

Christoph Bruening	534,032	(6)	1.4%
Director

John Brancaccio
Director	55,707	(7)	*

Randall K. Johnson	35,000	(8)	*
Director

All Directors and Executive Officers	4,713,826	(9)	11.9%
as a group (10 persons)

Panetta Partners Ltd.	2,126,737	(10)	5.6%

* less than 1%

(1) Applicable percentage ownership as of April 17, 2006 is based upon 37,713,264 shares of common stock outstanding.

(2) Consists of 1,087,500 shares of common stock issuable upon exercise of stock options held by Mr. Cerrone and 2,126,737 shares held by Panetta Partners, Ltd. Mr. Cerrone is the sole managing partner of Panetta and in such capacity only exercises voting and dispositive control over securities owned by Panetta, despite him having only a small pecuniary interest in such securities.

(3) Includes 325,000 shares of common stock issuable upon exercise of stock options.

(4) Includes 241,666 shares of common stock issuable upon exercise of stock options.

(5) Consists of 28,287 shares of common stock issuable upon exercise of stock options.

(6) Includes 58,333 shares of common stock issuable upon exercise of stock options.

(7) Consists of 55,707 shares of common stock issuable upon exercise of stock options.

(8) Consists of 35,000 shares of common stock issuable upon exercise of stock options.

(9) Includes 1,891,493 shares of common stock issuable upon exercise of stock options.

(10) These shares are also included in the reported beneficial ownership of our Chairman. See Note 2 above.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting and investment power with respect to securities. Beneficial ownership determined in this manner may not constitute ownership of such securities for other purposes or indicate that such person has an economic interest in such securities.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented at the Special Meeting. If any other matters properly come before the meeting, the persons named in the enclosed Proxy and will vote the shares represented thereby in accordance with their judgment on such matters.

Proxy Solicitation Costs.

The proxies being solicited hereby are being solicited by our company. The company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the Proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. Our officers and regular employees may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

THE BOARD OF DIRECTORS

New York, New York
April 18, 2006

EXHIBIT A

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is dated as of the 31st day of January, 2006, by and between Callisto Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Moshe Talpaz, M.D. (“Consultant”).

In consideration of the mutual promises and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.     Consulting Services. The Company hereby engages Consultant to perform the services listed on the attached Exhibit A (the “Services”). The parties anticipate that Consultant will devote approximately two (2) days per month for his performance of the Services. Consultant shall perform the Services at Consultant’s offices or such other place to be mutually agreed upon between the Company and Consultant. Additionally, Consultant agrees that he will be serve on the Company’s Scientific Advisory Board as Chairman and, if he agrees to serve on such Scientific Advisory Board, he shall do so without additional compensation other than as set forth in Section 3 below.

2.     Term. The term of this Agreement (the “Term”) shall commence on February 1, 2006 (“Commencement Date”) and shall continue for so long as the Company is developing Degrasyn for commercial sale. Upon the Board of Directors of the Company making a determination that the Company is no longer developing Degrasyn for commercial sale, this Agreement shall terminate. In addition, either party may terminate this Agreement immediately upon written notice to the other party if the other party is, after a thirty-day cure period, in material breach of any provision of this Agreement. In addition, the Company may terminate this Agreement immediately upon giving written notice to Consultant for Cause (as hereinafter defined). For purposes of this Agreement, the term “Cause” shall be deemed to mean, i) any misconduct or omission by the Consultant which could reasonably be expected to have a material adverse effect on the business, financial condition or prospects of the Company, ii) Consultant’s conviction of any felony, iii) the commission or attempted commission of any act of willful misconduct or dishonesty in connection with the performance of his obligations hereunder, iv) malfeasance or gross negligence which could reasonably be expected to have a material adverse effect on the business, financial condition or prospects of the Company, v) the failure or neglect by the Consultant to perform his duties hereunder after notice of such failure or neglect, vi) the violation or attempted violation of any provision hereof or vii) engagement in any of the activities described in Section 4(a) hereof.

3.     Compensation and Expenses. For performance of the Services, the Company shall pay Consultant at the rate of $10,000 per year beginning on the Commencement Date. In addition, upon the Commencement Date, Consultant shall receive a one-time payment of 75,000 shares of restricted common stock of the Company (the “Shares”). In addition, upon the Commencement Date, the Company will issue to the Consultant, an option to purchase 575,000 shares of common stock of the Company at an exercise price equal to $1.60 per share, such options to vest pursuant to the schedule set forth in Exhibit B hereto (the “Options”). Consultant shall be reimbursed for all reasonable and necessary expenses incurred by him while performing the Services, subject to (a) the Company’s policy and procedures concerning reimbursement of such expenses in effect from time to time, and (b) the prior approval by the Company of any such expense (i) for air travel, or (ii) which is individually in excess of $250.

4.     Covenant Not to Compete; Non-Interference.

Consultant hereby covenants and agrees that during the Term, and for a period of two (2) years following termination of this Agreement, he will not without reasonable prior notice to the Company, directly or indirectly, whether alone or in association with others, either as principal, agent, employee, consultant, representative or in any other capacity, own, manage, operate or control, or be connected or employed by, render advisory consultations or other services to, or otherwise associate in any manner with, any business which is engaged in the specific areas of research (i) being conducted by the Company or (ii) proposed to be conducted by the Company that are directly related to the intellectual property rights of the Company, whether such rights (A) are directly owned by the Company or (B) are being licensed to the Company, in each case with respect to Degrasyn.

Consultant hereby covenants and agrees that he will not, whether for his own account or for the account of any other person or entity, at any time during or after the Term, interfere with the relationship of the Company with or, at any time during the Term and for a period of two (2) years following termination of this Agreement, contact or solicit the business of, or endeavor to entice away from the Company, any person or entity which at any time during the Term was an employee, consultant, representative, client or customer of, or in the habit of dealing with, the Company.

5.     Covenant Not to Disclose.

Consultant hereby covenants and agrees that, during the Term and for a period of five (5) years thereafter, he will not communicate, disclose or otherwise make available to any person or entity (other than the Company), or use for his own account or for the benefit of any other person or entity, any information or materials proprietary to the Company that relate to the Company’s business or affairs which is of a confidential nature, including, but not limited to, trade secrets, information or materials relating to existing or proposed products (in all and various stages of development), “know-how”, marketing techniques and materials, marketing and development plans, customer lists and other customer information (including current prospects), price lists, pricing policies, personnel information and financial information (collectively, “Proprietary Information”). Proprietary Information includes any and all such information and materials, whether or not obtained by Consultant with the knowledge and permission of the Company, whether or not developed, devised or otherwise created in whole or in part by Consultant’s efforts, and whether or not a matter of public knowledge unless as a result of authorized disclosure. Consultant further covenants and agrees that he will retain such knowledge and information which he acquires and develops during the Term respecting such Proprietary Information in trust for the sole and exclusive benefit of the Company and its successors and assigns.

Consultant shall have the right to publish articles in academic and scientific journals relating to the subject of the Services hereunder, with the prior written consent of the Company (which consent will not be unreasonably withheld by the Company); provided, that

Consultant shall provide the Company with a final draft of any such article and provide the Company with an opportunity to delete any Proprietary Information contained therein and to delay publication for a period of up to sixty (60) days so that the Company may file patent applications to protect its intellectual property rights.

The provisions of this Section 5 shall apply to Proprietary Information obtained by the Company from any third party under an agreement including restrictions on disclosure.

6.     Inventions.

Consultant hereby covenants and agrees that he will promptly disclose to the Company all ideas, inventions, discoveries and improvements (including, but not limited to, those which are or may be patentable or subject to copyright protection) which he makes, originates, conceives or reduces to practice while performing his consulting duties during the Term that are directly or indirectly related to the Patent or any other technology relating to Degrasyn, including, but not limited to those ideas, inventions, discoveries and improvements that are made, originated, conceived or reduced to practice by the Consultant on or off the Company’s premises, during work hours or after work hours and with or without the use of Company’s property or Confidential Information (collectively, “Inventions”). All Inventions shall be the sole and exclusive property of the Company, and Consultant hereby assigns to the Company all rights therein, except as may otherwise be specifically agreed by the Company in writing. The consideration for such assignment shall include the compensation received hereunder.

In order that the Company may protect its rights in the Inventions, Consultant hereby covenants and agrees that he will make adequate written records of all Inventions, which records shall be the Company’s property; and, both during and after the Term he will, without charge to the Company but at its request and expense, sign all papers, including forms of assignment, and render any other proper assistance necessary or desirable to transfer or record the transfer to the Company of his entire right, title and interest in and to the Inventions, and for the Company to obtain, maintain and enforce patents, copyrights, trade secrets or other protections thereon or with respect thereto (as the case may be) throughout the world.

The obligations contained in this Section 6 shall continue beyond the Term with respect to Inventions (whether patentable or copyrightable or not) conceived or made by Consultant during the Term.

By this Agreement, Consultant agrees to cooperate with the Company and promptly execute, all such instruments or other documents as may be necessary to transfer, confirm and perfect in the Company the rights Consultant has granted to the Company in this Section 6.

7.     Covenant to Report; Documents and Tangible Property. Subject to then effective rules, regulations, laws and obligations relating to the privacy of medical records, Consultant hereby covenants and agrees that he will promptly communicate and disclose to the Company all observations made and data obtained by him in the course of his relationship with the Company relating to the Field (as hereinafter defined). All written materials, records, documents and other tangible property made by Consultant or coming into his possession during the Term concerning the business or affairs of the Company, including, but not limited to, any Inventions which are conceived or generated by Consultant, shall be the sole property of the Company and, upon the termination of Consultant’s engagement hereunder (or at such earlier time as the Company may request Consultant to do so), Consultant will promptly deliver the same to the Company or to any party designated by it, without retaining any copies, notes or excerpts thereof. Consultant hereby covenants and agrees to render to the Company, or to any party designated by it, such reports of the activities undertaken by Consultant or conducted under his direction during the Term as the Company may request. For purposes of this Section 7, the Field shall mean and include any and all areas of human healthcare related to Tyrphostins.

8.     Investment Representations.

Consultant Bears Economic Risk. The Consultant must bear the economic risk of this investment indefinitely unless the Shares or the shares of common stock issued upon exercise of the Options are registered pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or an exemption from registration is available. The Consultant also understands that there is no assurance that any exemption from registration under the Securities Act of 1933 will be available and that, even if available, such exemption may not allow the Consultant to transfer all or any portion of the shares of the common stock of the Company to be received by the Consultant pursuant to this Agreement under the circumstances, in the amounts or at the times the Consultant might propose.

Acquisition for Own Account. The Consultant is acquiring the common stock of the Company to be received by the Consultant pursuant to this Agreement for its own account for investment only, and not with a view towards distribution.

The Consultant Can Protect His Interest. The Consultant represents that by reason of his business or financial experience, the Consultant has the capacity to protect his own interests in connection with the transactions contemplated by this Agreement. Further, the Consultant is aware of no publication of any advertisement in connection with the transactions contemplated by this Agreement.

Company Information. The Consultant has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. The Consultant has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of this investment.

Transfer Restrictions. The Consultant will not sell or otherwise transfer the Shares, the Options or any shares of the Company common stock received upon exercise of the Options without registration under the Securities Act or unless an exemption from registration is available.

Rule 144. The Consultant acknowledges and agrees that the common stock of the Company to be received by the Consultant pursuant to this Agreement must be held indefinitely unless it is subsequently registered under the Securities Act or an exemption from such registration is available. The Consultant is aware that the Shares and any shares of Company common stock issued to the Consultant upon exercise of the Options are “restricted securities,”

as such term is defined in Rule 144 promulgated under the Securities Act. The Consultant has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

No Representations or Warranties. No representations or warranties have been made to the Consultant by the Company or any officer, director, employee, agent, affiliate or subsidiary of the Company other than those contained herein, and in accepting shares of common stock of the Company, the Consultant is not relying on any representations other than those contained herein.

Legend. The Consultant understands and acknowledges that any shares of common stock of the Company to be received by the Consultant pursuant to this Agreement shall bear a legend substantially as follows until such time as (a) such securities shall have been registered under the Securities Act, or (b) in the opinion of counsel for the Company such securities may be sold without registration under the Securities Act as well as any applicable state securities laws:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED UNLESS REGISTERED AND QUALIFIED UNDER THE SECURITIES ACT AND, IF APPLICABLE, STATE SECURITIES LAWS, OR IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.”

9.     Cooperation with the Company after Termination. Following termination of this Agreement for any reason (with or without cause), Consultant shall fully cooperate with the Company in all matters relating to the winding up of Consultant’s Services and the orderly transfer of such matters to any person designated by the Company and shall promptly return to the Company all of the property of the Company and any other materials or information related to the Company, including all work product, whether finished or unfinished, prepared or produced by Consultant for the benefit of the Company under this Agreement.

10.   Use of Consultant’s Name or Likeness. The Company shall during the Term have the right to use the Consultant’s name or likeness with the prior written consent of Consultant (which consent will not be unreasonably withheld); provided that Consultant may withhold consent in the event such use shall, in the Consultant’s reasonable determination, conflict with any then effective obligations, standards, rules or regulations applicable to Consultant.

11.   No Conflict; Independent Contractor.

Consultant hereby represents and warrants to the Company that (a) this Agreement constitutes Consultant’s legal and binding obligation, enforceable against him in accordance with its terms, (b) his execution and performance of this Agreement does not and will not breach any other agreement, arrangements, understanding, obligation of confidentiality or employment relationship to which he is a party or by which he is bound, and (c) during the Term, he will not enter into any agreement, either written or oral, in conflict with this Agreement or his obligations hereunder.

It is understood and agreed that this Agreement does not create any relationship of association, partnership or joint venture between the parties, nor create any implied licenses, nor constitute either party as the agent or legal representative of the other for any purpose whatsoever; and the relationship of Consultant to the Company for all purposes, including, but not limited to, federal and state tax purposes, shall be one of independent contractor. Neither party shall have any right or authority to create any obligation or responsibility, express or implied, on behalf or in the name of the other, or to bind the other in any manner whatsoever.

12.   Remedies. Consultant acknowledges that the Company may have no adequate remedy at law if Consultant violates any of the terms of this Agreement. In such event, the Company shall have the right, in addition to any other rights and remedies it may have, to obtain, in any court of competent jurisdiction, injunctive relief to restrain any breach or threatened breach hereof or otherwise to specifically enforce any of the provisions of this Agreement.

13.   Miscellaneous.

Successors and Assigns; Entire Agreement; No Assignment; Severability. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors or heirs, distributees and personal representatives. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes other prior and contemporaneous arrangements or understandings with respect thereto. Consultant may not assign this Agreement without the prior written consent of the Company. If any portion of this Agreement is deemed unenforceable, such provision shall be enforced to the fullest extent permitted by law and the remainder of this Agreement shall remain in full force and effect.

Notices. All notices, consents and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) one (1) business day after the business day of transmission, if sent by telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or (c) one (1) business day after the business day of deposit with the carrier, if sent by Express Mail, Federal Express or other nationally-recognized express delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers as follows: If to the Company: 420 Lexington Avenue, Suite 1609, New York, New York 10170, Attention: Gary S. Jacob, Telecopier: (212) 297-0020. If to Consultant: Moshe Talpaz, 6114 Bankside Road, Houston, TX 77096.

Changes; No Waiver. The terms and provisions of this Agreement may not be modified or amended, or any of the provisions hereof waived, temporarily or permanently, without the prior written consent of each of the parties hereto. The Company’s waiver or failure to enforce the terms of this Agreement or any similar agreement in one instance shall not constitute a waiver of its rights hereunder with respect to other violations of this or any other agreement.

Governing Law. This Agreement and (unless otherwise provided) all amendments hereof and waivers and consents hereunder shall be governed by the internal law of the State of New York, without regard to the conflicts of law principles thereof.

Survival. The obligations and responsibilities of Consultant under the agreements referred to in Section 4, 5, 6, 7 and 9 above shall remain in full force and effect and survive termination of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Consulting Agreement as of the date first above written.

CALLISTO PHARMACEUTICALS, INC.

By:	/s/ Gary S. Jacob

Gary S. Jacob, Chief Executive Officer

CONSULTANT:

/s/ Moshe Talpaz

Moshe Talpaz, M.D.

EXHIBIT A TO CONSULTING AGREEMENT - SERVICES

To advise and consult with Callisto’s management on the status of Callisto’s drug discovery and development activities.

EXHIBIT B

Stock Options

The stock options to purchase 575,000 shares of common stock of the Company to be issued to the Consultant pursuant to Section 3 of the Agreement shall vest pursuant to the following schedule:

Milestone	Number of Options Vested
Upon the successful filing of IND for Degrasyn analog	50,000
Upon completion of a successful Phase I/IIa clinical trial of Degrasyn analog	75,000
Upon completion of a successful registration trial of Degrasyn analog	100,000
Upon the filing of an NDA for Degrasyn analog	150,000
Upon obtaining NDA approval from the FDA for Degrasyn analog.	200,000

PROXY CARD

CALLISTO PHARMACEUTICALS, INC.

PROXY FOR SPECIAL MEETING TO BE HELD ON MAY 18, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints, Gabriele M. Cerrone and Gary S. Jacob, and each of them, as proxies, each with full power of substitution, to represent and to vote all the shares of common stock of Callisto Pharmaceuticals, Inc. (the "Company"), which the undersigned would be entitled to vote, at the Company's Special Meeting of Stockholders to be held on May 18, 2006 and at any adjournments thereof, subject to the directions indicated on the reverse side hereof.

In their discretion, the proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR THE PROPOSALS LISTED ON THE REVERSE SIDE.

IMPORTANT--This Proxy must be signed and dated on the reverse side.

THIS IS YOUR PROXY
YOUR VOTE IS IMPORTANT!
Dear Stockholder:

We cordially invite you to attend the Special Meeting of Stockholders of Callisto Pharmaceuticals, Inc. to be held at the offices of the Company located at 420 Lexington Avenue, Suite 1609, New York, New York, on Thursday, May 18, 2006, beginning at 11:00 a.m. local time.

Please read the proxy statement which describes the proposals and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1-2

1. Proposal to approve the potential issuance of up to 20,000,000 shares of Callisto Pharmaceuticals, Inc. common stock, $.0001 par value (or securities convertible into or exercisable for common stock), at a price below fair market value.
FOR ☐	AGAINST ☐	ABSTAIN ☐
2. Proposal to approve the issuance of 75,000 shares of Callisto Pharmaceuticals, Inc. restricted common stock to Dr. Moshe Talpaz pursuant to a consulting agreement between Callisto Pharmaceuticals, Inc. and Dr. Talpaz.
FOR ☐	AGAINST ☐	ABSTAIN ☐

Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.

Dated:________________, 2006 Signature __________________________________________ Name (printed) ______________________________________ Title ______________________________________________

YOUR VOTE IS IMPORTANT
VOTE TODAY IN ONE OF THREE WAYS:

1.             VOTE BY TELEPHONE: After you call the phone number below, you will be asked to enter the control number at the  bottom of the page. You will need to respond to only a few simple prompts. Your vote will be confirmed and cast  as directed.

Call toll-free in the U.S. or Canada at
1-866-626-4508 on a touch-tone telephone

 OR

2.             VOTE BY INTERNET:
Log-on to www.votestock.com
Enter your control number printed below
Vote your proxy by checking the appropriate boxes
Click on “Accept Vote”

OR

3.              VOTE BY MAIL: If you do not wish to vote by telephone or over the internet, please complete, sign, date and return the above proxy card in the pre-paid envelope provided.

YOUR CONTROL NUMBER IS:

You may vote by telephone or Internet 24 hours a day, 7 days a week.
Your telephone or Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.